EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Technology Consulting Parnters, Inc. on Form SB-2, Amendment 1, of our report dated August 23, 2002 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the hearing "Experts" in such Prospectus.


/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado

August 28, 2002